UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 3, 2024

Charter Communications, Inc.

CCO Holdings, LLC

(Exact name of registrant as specified in its charter)

	001-33664	84-1496755
Delaware	001-37789	86-1067239
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Washington Blvd.

Stamford, Connecticut 06902

(Address of Principal Executive Offices) (Zip Code)

(203) 905-7801

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.001 Par Value	“CHTR”	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amendment No. 6 to the Amended and Restated Credit Agreement

On December 3, 2024 (the “Closing Date”), Charter Communications Operating, LLC (“CCO”) and CCO Holdings, LLC (“CCO Holdings”) entered into that certain Amendment No. 6 (“Amendment No. 6”) with the Lenders (as defined therein) and Bank of America, N.A., as administrative agent (the “Administrative Agent”) to the Amended and Restated Credit Agreement, dated as of March 18, 1999, as amended and restated on April 26, 2019, as amended by Amendment No. 1 on October 24, 2019, as amended by Amendment No. 2 on May 26, 2022, as amended by Amendment No. 3 on February 10, 2023, as amended by Amendment No. 4 on March 23, 2023, and as amended by Amendment No. 5 on December 7, 2023, by and among CCO, CCO Holdings, the Lenders party thereto and the Administrative Agent (such credit agreement as in effect immediately prior to Amendment No. 6, the “Existing Credit Agreement” and as amended by Amendment No. 6, the “Amended Credit Agreement”).

The changes to the Existing Credit Agreement include, among other things: (i) establishment of a new class of Revolving C Commitments (as defined in the Amended Credit Agreement) (including by converting a portion of the Revolving B Commitments (as defined in the Amended Credit Agreement) to Revolving C Commitments), (ii) the conversion of a portion of the Term A-5 Loans (as defined in the Amended Credit Agreement) outstanding immediately prior to the Closing Date to Term A-7 Loans (as defined in the Amended Credit Agreement), (iii) the conversion or replacement of a portion of the Term B-2 Loans (as defined in the Amended Credit Agreement) outstanding immediately prior to the Closing Date with a new tranche of Term B-5 Loans (as defined in the Amended Credit Agreement) and repayment of any remaining Term B-2 Loans that are not converted to Term B-5 Loans and (iv) certain other amendments to the Existing Credit Agreement.

Substantially concurrently with the effective date of Amendment No. 6, CCO repaid (i) any remaining Term B-2 Loans that were not converted to Term B-5 Loans and (ii) any remaining Term A-5 Loans that were not converted to Term A-7 Loans. After giving effect to Amendment No. 6: (a) the aggregate principal amount of Revolving B Commitments (maturing on August 31, 2027) is approximately $960 million with SOFR (as defined in the Existing Credit Agreement) based pricing unchanged, (b) the aggregate principal amount of Revolving C Commitments (maturing on March 15, 2030) is $5.5 billion with a pricing of SOFR plus 1.25%, (c) the aggregate principal amount of Term A-7 Loans (maturing on March 15, 2030) outstanding is approximately $4.5 billion with a pricing of SOFR plus 1.25% and (d) the aggregate principal amount of Term B-5 Loans (maturing on December 15, 2031) outstanding is $2.5 billion with a pricing of SOFR plus 2.25%.

Amendment No. 6 also, amongst other changes: (i) makes certain changes to defined terms including the definition of “Consolidated Operating Cash Flow” and (ii) makes certain changes to the negative covenants.

A copy of Amendment No. 6 is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of Amendment No. 6 does not purport to be complete and is qualified in its entirety by reference to the full text of this document.

Item 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information under the heading “Amendment No. 6 to the Amended and Restated Credit Agreement” in Item 1.01 above is incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE.

On the Closing Date, Charter Communications, Inc. (the “Company”) issued a press release announcing that its subsidiaries, CCO and CCO Holdings, entered into Amendment No. 6 to the Amended Credit Agreement. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The furnishing of the attached press release is not an admission as to the materiality of any information therein. The information contained in the press release is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) and other public announcements that the Company has made and may make from time to time by press release or otherwise.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the press release attached as Exhibit 99.1 to this Current Report shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 6 to the Amended and Restated Credit Agreement.
99.1	Press Release dated December 9, 2024.
10.4	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of Charter Communications, Inc. and CCO Holdings, LLC has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

Date: December 9, 2024	By:	/s/ Kevin D. Howard
	Name:	Kevin D. Howard
	Title:	Executive Vice President, Chief Accounting Officer and Controller

CCO HOLDINGS, LLC,
Registrant

Date: December 9, 2024	By:	/s/ Kevin D. Howard
	Name:	Kevin D. Howard
	Title:	Executive Vice President, Chief Accounting Officer and Controller

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